EXHIBIT 10.3

Prepared by, and after recording

return to:

Christopher J. McCarty, Esquire

HOLLAND & KNIGHT LLP

10 St. James Avenue

Boston, Massachusetts 02116

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF RENTS

AND SECURITY AGREEMENT

(LOUISIANA – REVISION DATE 03-31-2008)

(LOUISIANA – REVISION DATE 03-31-2008)

BE IT KNOWN on this 28th day of July, 2011, before me the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared: EVERGREEN AT COURSEY PLACE, LLC, a Delaware limited liability company (Taxpayer Identification No. XX-XXX9582) (“Borrower”), whose permanent mailing address is 519 Harrison Avenue, Suite 512, Boston, Massachusetts 02118, Attention Charles M. Thompson, who by me duly sworn did declare and acknowledge that Borrower is indebted in favor of DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a corporation organized and existing under the laws of the State of Delaware, and whose permanent mailing address is One Beacon Street, 14th Floor, Boston, Massachusetts 02108 (together with its successors and assigns and any subsequent holders, “Lender”), under Borrower’s Multifamily Note, dated as of the date of this Instrument, in the principal amount of Twenty-Eight Million Five Hundred Thousand and 00/100 Dollars ($28,500,000.00), which Note is payable to the order of the above-named Lender, has a stated maturity date of August 1, 2021 (the “Maturity Date”), and, together with and as a part of the Indebtedness, is secured by this Multifamily Mortgage, Assignment of Rents and Security Agreement (the “Instrument”). Borrower’s organizational identification number, if applicable, is 5007994.

TO SECURE TO LENDER the repayment of the Indebtedness (including the payment of attorneys fees), and all renewals, extensions, modifications and refinancings of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby mortgages, hypothecates and assigns to Lender the Mortgaged Property, including the Land located in the Parish of East Baton Rouge, State of Louisiana and described in Exhibit A attached to this Instrument. The maximum amount of the Indebtedness outstanding at any time and from time to time that is secured by this Instrument shall be limited to an amount equal to the original principal balance of the Note multiplied by three, inclusive of principal, interest, late charges, default interest, prepayment premiums, additional advances pursuant to this Instrument, costs, expenses and attorneys’ fees.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property (the “Schedule of Title Exceptions”). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

UNIFORM COVENANTS – CME

(Revised 2-15-2011)

COVENANTS. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.	DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a)	“Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person; (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) above; or (iii) any corporation, limited liability company or partnership which has as a director any Person described in Subsection (ii) above.

(b)	“Approved Seller/Servicer” is defined in Section 43(b).

(c)	“Assignment of Management Agreement” means Assignment of Management Agreement and Subordination of Management Fee of even date herewith among Borrower, Lender and Property Manager, including all schedules, riders, allonges and addenda, as such Assignment of Management Agreement may be amended from time to time.

(d)	“Attorneys’ Fees and Costs” means (i) fees and out of pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; (iii) investigatory fees; and (iv) the costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

(e)	“Borrower” means all entities identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

(f)	“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

(g)	“Claim” is defined in Section 18(l).

(h)	“Collateral Agreement” means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(i)	“Condemnation” is defined in Section 20(a).

(j)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control,” including “Controlled,” “Controlling” or “Controlled by.”

(k)	“Controlling Entity” means an entity which, directly or indirectly through one or more intermediaries, (i) owns or Controls a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership), (ii) is a Manager of Borrower or owns a Controlling Interest in a manager of Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or (iii) owns or Controls a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation). The SPE Equity Owner, if applicable, shall be considered a Controlling Entity for purposes of this definition.

(l)	“Controlling Interest” means (i) 50% or more of the direct or indirect ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 50%, if the owner(s) of that interest actually Control(s) the business and affairs of the entity without the requirement of consent of any other party.

(m)	“Cut-off Date” is defined in the Note.

(n)	“Defeasance” is defined in Section 44.

(o)	“Defeasance Closing Date” is defined in Section 44(b).

(p)	“Defeasance Collateral” means (i) a Freddie Mac Debt Security, (ii) a Fannie Mae Debt Security, (iii) U.S. Treasury Obligations, or (iv) FHLB Obligations.

(q)	“Defeasance Date” means the second (2nd) anniversary of the “startup date” of the last REMIC within the meaning of Section 860G(a)(9) of the Tax Code which holds all or any portion of the Loan.

(r)	“Defeasance Fee” is defined in Section 44(c).

(s)	“Defeasance Notice” is defined in Section 44(b).

(t)	“Defeasance Period” is defined in the Note.

(u)	“Disclosure Document” is defined in Section 39.

(v)

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

(w)	“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-3 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., P-3 by Moody’s Investors Service, Inc. and F-3 by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If at any time an Eligible Institution does not meet the required rating, the Loan Servicer must move the Eligible Account within thirty (30) days of such event to an appropriately rated Eligible Institution.

(x)	“Environmental Inspections” is defined in Section 18(g).

(y)	“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(z)	“ERISA” is defined in Section 48(d).

(aa)	“Event of Default” means the occurrence of any event listed in Section 22.

(bb)	“Fannie Mae Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by Federal National Mortgage Association.

(cc)	“FHLB Obligations” mean direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by any consolidated bank that is a member of the Federal Home Loan Banks.

(dd)	“First Mortgage” is defined in Section 43(b).

(ee)

“Fixtures” means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

(ff)	“Freddie Mac” is defined in Section 43(a).

(gg)	“Freddie Mac Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by Freddie Mac.

(hh)	“Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over the Borrower.

(ii)	“Hazard Insurance” is defined in Section 19.

(jj)	“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

(kk)

“Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance

Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., and their state analogs.

(ll)	“Impositions” and “Imposition Deposits” are defined in Section 7(a).

(mm)	“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

(nn)	“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

(oo)	“Indemnitees” is defined in Section 18(j).

(pp)	“Initial Owners” means, with respect to Borrower or any other entity, the Persons that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100% of the ownership interests in Borrower or that entity.

(qq)	“Intercreditor Agreement” is defined in Section 43(b).

(rr)	“Issuer Group” is defined in Section 47.

(ss)	“Issuer Person” is defined in Section 47.

(tt)	“Junior Lender” is defined in Section 43(e).

(uu)	“Land” means the land described in Exhibit A.

(vv)	“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

(ww)	“Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

(xx)	“Lien” is defined in Section 16.

(yy)	“Loan” means the loan evidenced by the Note.

(zz)	“Loan Documents” means the Note, this Instrument, the Assignment of Management Agreement, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

(aaa)	“Loan Servicer” means the entity that from time to time is designated by Lender or its designee to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the Loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

(bbb)	“Lockout Period” is defined in the Note.

(ccc)	“Manager” or “Managers” means a Person who is named or designated as a manager or managing member or otherwise acts in the capacity of a manager or managing member of a limited liability company in a limited liability company agreement or similar instrument under which the limited liability company is formed or operated.

(ddd)	“Material Adverse Effect” is defined in Section 48(f).

(eee)	“MMP” means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Instrument. At a minimum, the MMP must contain a provision for (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation and (v) routine, scheduled inspections of common space and unit interiors.

(fff)	“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

(ggg)	“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)	the Land;

(ii)	the Improvements;

(iii)	the Fixtures;

(iv)	the Personalty;

(v)	all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(vi)	all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement;

(vii)	all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(viii)	all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(ix)	all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(x)	all Rents and Leases;

(xi)	all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan secured by this Instrument;

(xii)	all Imposition Deposits;

(xiii)	all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

(xiv)	all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and

(xv)	all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(hhh)	“New Non-Residential Lease” is defined in Section 4(f).

(iii)	“Note” means the Multifamily Note described on page 1 of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

(jjj)	“Notice” is defined in Section 31(a).

(kkk)	“O&M Program” is defined in Section 18(d).

(lll)	“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

(mmm)	“Personalty” means all:

(i)	accounts (including deposit accounts) of Borrower related to the Mortgaged Property;

(ii)	equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form), and computer equipment (hardware and software);

(iii)	other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures);

(iv)	any operating agreements relating to the Land or the Improvements;

(v)	any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements;

(vi)	all other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a governmental authority; and

(vii)	any rights of Borrower in or under letters of credit.

(nnn)	“Pledge Agreement” is defined in Section 44(f).

(ooo)	“Preapproved Intrafamily Transfer” is defined in Section 21(c).

(ppp)	“Prior Lien” is defined in Section 12.

(qqq)	“Proceeding” means, whether voluntary or involuntary, any case, proceeding or other action against Borrower or any SPE Equity Owner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

(rrr)	“Prohibited Activities or Conditions” is defined in Section 18(a).

(sss)	“Property Jurisdiction” is defined in Section 30(a).

(ttt)	“Property Manager” means Pegasus Residential LLC, a Georgia limited liability company.

(uuu)	“Rating Agencies” means (i) prior to a Securitization, each of Fitch, Inc., Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor entity of the foregoing, or any other nationally recognized statistical rating organization which has been approved by Lender and (ii) after a Securitization has occurred, each of the foregoing Rating Agencies which has rated the securities in the Securitization.

(vvv)	“Release Instruments” is defined in Section 44(f).

(www)	“Remedial Work” is defined in Section 18(h).

(xxx)	“Rent Schedule” means a written schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender.

(yyy)

“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

(zzz)	“Required DSCR” is defined in Section 43(b).

(aaaa)	“Required LTV” is defined in Section 43(b).

(bbbb)	“Restoration” is defined in Section 19(f).

(cccc)	“Scheduled Debt Payments” is defined in Section 44(g).

(dddd)	“Secondary Market Transaction” means (a) any sale or assignment of this Instrument, the Note and the other Loan Documents to one or more investors as a whole loan; (b) a participation of the Loan to one or more investors; (c) any deposit of this Instrument, the Note and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity; or (d) any other sale, assignment or transfer of the Loan or any interest therein to one or more investors.

(eeee)	“Securities Liabilities” is defined in Section 47.

(ffff)	“Securitization” means when the Note or any portion of the Note is assigned to a REMIC trust.

(gggg)	“Servicing Arrangement” is defined in Section 36(b).

(hhhh)	“Single Purpose Entity” is defined in Section 33(b).

(iiii)	“SPE Equity Owner” is NOT APPLICABLE-Borrower shall not be required to maintain an SPE Equity Owner in its organizational structure during the term of the Loan and all references to SPE Equity Owner in this Instrument and in the Note shall be of no force or effect.

(jjjj)	“Successor Borrower” is defined in Section 44(h).

(kkkk)	“Supplemental Mortgage” is defined in Section 43(b).

(llll)	“Supplemental Mortgage Product” is defined in Section 43(a).

(mmmm)	“Tax Code” means the Internal Revenue Code of the United States.

(nnnn)

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien on the Land or the Improvements.

(oooo)	“Third Party Information” is defined in Section 47.

(pppp)	“Transfer” is defined in Section 21.

(qqqq)	“Transfer and Assumption Agreement” is defined in Section 44(f).

(rrrr)	“UCC Collateral” is defined in Section 2.

(ssss)	“Underwriter Group” is defined in Section 47.

(tttt)	“U.S. Treasury Obligations” means direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the United States of America.

2.	UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

(a)	This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

(b)	Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)

If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)	This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.	ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)

After the occurrence of an Event of Default, and during the continuance of such Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents shall automatically terminate and Lender shall without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender’s demand for Rents, (i) Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, (ii) no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and (iii) no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender’s collection of such Rents.

(c)	Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or paid off and discharged with the proceeds of the Loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(d)

If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of the Borrower and must be paid out of maintenance charges payable by the Borrower’s tenant shareholders under their proprietary leases or occupancy agreements. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e)	If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Except to the extent of Lender’s gross negligence or willful misconduct, Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(d), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(f)	If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

(g)	Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.	ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)	Until Lender gives Notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default and during the continuance of such Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)

Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Except to the extent of Lender’s gross negligence or willful misconduct, Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person or Persons in or about the Mortgaged Property. Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

(d)	Upon delivery of Notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e)	Borrower shall, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase.

(f)	Borrower shall not (i) enter into any Lease for any portion of the Mortgaged Property for non-residential use (“Non-Residential Lease”) which is not in existence as of the date of this Instrument (“New Non-Residential Lease”) or (ii) modify the terms of or extend any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Instrument) (“Modified Non-Residential Lease”) except as set forth below without the prior written consent of Lender; provided, however, Lender’s consent shall not be required for Borrower to enter into a New Non-Residential Lease or a Modified Non-Residential Lease, provided that such New Non-Residential Lease or Modified Non-Residential Lease satisfies the following requirements:

(i)	the tenant under the New Non-Residential Lease is not an Affiliate of the Borrower or any guarantor;

(ii)	the terms of the New Non-Residential Lease or Modified Non-Residential Lease are at least as favorable to Borrower as those customary in the applicable market on the date Borrower enters into such Lease;

(iii)	the rents paid to the Borrower pursuant to the New Non-Residential Lease or Modified Non-Residential Lease are not less than 90% of the rents paid to Borrower pursuant to the Non-Residential Lease for that portion of the Mortgaged Property which was in effect prior to the New Non-Residential Lease or Modified Non-Residential Lease;

(iv)	the term of the New Non-Residential Lease or Modified Non-Residential Lease, including any option to extend, is 10 years or less;

(v)	the New Non-Residential Lease or Modified Non-Residential Lease must provide that the space may not be used or operated, in whole or in part, for any of the following: (1) the operation of a so-called “head shop” or other business devoted to the sale of articles or merchandise normally used or associated with illegal or unlawful activities such as, but not limited to, the sale of paraphernalia used in connection with marijuana or controlled drugs or substances, (2) a gun shop, shooting gallery or firearms range, (3) a so-called massage parlor or any business which sells, rents or permits the viewing of so-called “adult” or pornographic materials such as, but not limited to, adult magazines, books, movies, photographs, sexual aids, sexual articles and sex paraphernalia, (4) any use involving the sale or distribution of any flammable liquids, gases or other Hazardous Materials as defined under this Instrument, (5) an off-track betting parlor or arcade, (6) a liquor store or other business whose primary business is the sale of alcoholic beverages for off-site consumption, (7) a burlesque or strip club, or (8) any other illegal activity; and

(vi)	the aggregate of the income derived from the space leased pursuant to the New Non-Residential Lease accounts for less than 20% of the gross income of the Mortgaged Property on the date which Borrower enters into the New Non-Residential Lease.

(g)	Borrower shall, without request by Lender, deliver a fully executed copy of each Non-Residential Lease to Lender promptly after such Lease is signed.

(h)	All Non-Residential Leases regardless of whether Lender’s consent or approval is required, including renewals or extensions of existing Leases, shall specifically provide that:

(i)	such Leases are subordinate to the lien of this Instrument;

(ii)	the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner;

(iii)	the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request;

(iv)	such Lease shall not be terminated by foreclosure or any other Transfer of the Mortgaged Property unless, subject to any Subordination, Non-Disturbance and Attornment Agreement, Lender affirmatively elects to terminate such Lease; and

(v)	the tenant shall, upon receipt of a written request from Lender after the occurrence of an Event of Default, pay all Rents payable under such Lease to Lender.

(i)	Borrower shall not receive or accept Rent under any Lease (whether residential or Non-Residential) for more than two months in advance.

(j)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this subsection or in Section 21, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender hereby consents to:

(i)	the execution of leases of apartments for a term in excess of two years from Borrower to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the lien of this Instrument; and

(ii)	the surrender or termination of such leases of apartments where the surrendered or terminated lease is immediately replaced or where the Borrower makes its best efforts to secure such immediate replacement by a newly executed lease of the same apartment to a tenant shareholder of the Borrower. However, no consent is hereby given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.	PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.	EXCULPATION. Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

7.	DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

(a)	Unless this requirement is waived in writing by Lender, which waiver may be contained in this Section 7(a), Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below. Lender will not require the Borrower to make Imposition Deposits with respect to the items marked “Deferred” below.

[Collect]	Hazard Insurance premiums or other insurance premiums required by Lender under Section 19
[Collect]	Taxes or payments in lieu of taxes (PILOT)
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property)
[N/A]	ground rents
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the “Imposition Deposits.” The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as “Impositions.” The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)

Imposition Deposits shall be deposited in an Eligible Account at an Eligible Institution (which may be Lender, if Lender is such an institution) and shall be invested in “permitted investments” as then defined and required by the Rating Agencies. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. As additional security for all of Borrower’s obligations under this Instrument and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c)	If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)	If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(e)	If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)	If Lender does not collect an Imposition Deposit with respect to an Imposition either marked “Deferred” in Section 7(a) or pursuant to a separate written waiver by Lender, then on or before the date each such Imposition is due, or on the date this Instrument requires each such Imposition to be paid, Borrower must provide Lender with proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits. Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in Section 7(a), regardless of whether any such item is marked “Deferred” in such section, upon Notice to Borrower, (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

(g)

In the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, Lender’s waiver of the collection of any Imposition Deposit in this Section 7 may be modified or rendered void by Lender at Lender’s option by

Notice to Borrower and the transferee(s) as a condition of Lender’s approval of such Transfer.

8.	COLLATERAL AGREEMENTS. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

9.	APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument and the Note shall remain unchanged.

10.	COMPLIANCE WITH LAWS AND ORGANIZATIONAL DOCUMENTS.

(a)	Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, disability accommodation, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits.

(b)	Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10.

(c)	Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

(d)

Borrower shall at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in the Property Jurisdiction. Borrower shall at all times comply with its organizational documents, including but not limited to its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is an limited liability company or tenancy-in-common). If Borrower is a housing cooperative corporation or association, Borrower shall at all times maintain its status as a “cooperative housing corporation” as such term is defined in Section 216(b) of the Internal revenue Code of 1986, as amended, or any successor statute thereto.

(e)	Borrower represents and warrants that Borrower, any commercial tenant of the Mortgaged Property and/or any operator of the Mortgaged Property were in possession of all material licenses, permits and authorizations required for use of the Mortgaged Property which were valid and in full force and effect as of the date of this Instrument. Borrower warrants that it, any commercial tenant of the Mortgaged Property and/or any operator of the Mortgaged Property shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business.

11.	USE OF PROPERTY. Unless required by applicable law, Borrower shall not

(a)	allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, except for any change in use approved by Lender,

(b)	convert any individual dwelling units or common areas to commercial use,

(c)	initiate a change in the zoning classification of the Mortgaged Property or acquiesce without Notice to and consent of Lender in a change in the zoning classification of the Mortgaged Property,

(d)	establish any condominium or cooperative regime with respect to the Mortgaged Property,

(e)	combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property, or

(f)	subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property without the prior consent of Lender. The Mortgaged Property (x) permits ingress and egress, (y) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (z) constitutes one or more separate tax parcels or the Lender’s title policy contains one or more endorsements with respect to the matters described in (x) or (z).

Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower’s use of the Mortgaged Property as a housing cooperative.

12.	PROTECTION OF LENDER’S SECURITY; INSTRUMENT SECURES FUTURE ADVANCES.

(a)	If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iv) procurement of the insurance required by Section 19, (v) payment of amounts which Borrower has failed to pay under Sections 15 and 17, and (vi) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”).

(b)	Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be secured by this Instrument, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the “Default Rate,” as defined in the Note.

(c)	Nothing in this Section 12 shall require Lender to incur any expense or take any action.

13.	INSPECTION.

(a)	Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable notice to Borrower if the inspection is to include occupied residential units (which notice need not be in writing). Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(b)

If Lender determines that Mold has developed as a result of a water intrusion event or leak, Lender, at Lender’s discretion, may require that a professional inspector inspect the Mortgaged Property as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection shall be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower shall be responsible for the cost of such professional inspection and any remediation deemed to be necessary as a result of the professional inspection. After any issue with Mold, water intrusion or leaks is remedied to Lender’s satisfaction, Lender shall not require a professional inspection any more frequently than once every three years unless Lender is otherwise aware of Mold as a result of a subsequent water intrusion event or leak.

(c)	If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower shall be prepared to provide and must actually provide to Lender a factually correct certification each year that the annual inspection is waived to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from tenants, management agent or governmental authorities regarding mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or if Borrower has received any such written complaint, notice, letter or other written communication that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower’s expense.

14.	BOOKS AND RECORDS; FINANCIAL REPORTING.

(a)	Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent’s office, and upon Lender’s request shall make available at the Mortgaged Property (or, at Borrower’s option, at the management agent’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, in accordance with GAAP consistently applied (or such other method which is reasonably acceptable to Lender), and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property.

The books, records, contracts, Leases and other instruments shall be subject to examination and inspection by Lender at any reasonable time.

(b)	Borrower shall furnish to Lender each of the following within twenty-five (25) days after the end of each calendar quarter prior to Securitization and within thirty-five (35) days after the end of each calendar quarter after Securitization:

(i)	a Rent Schedule dated no earlier than the date which is five (5) days prior to the end of such quarter; and

(ii)	a statement of income and expenses for Borrower’s operation of the Mortgaged Property either

(A)	for the twelve (12) month period ending upon the last day of such quarter, or

(B)	if at the end of such quarter Borrower and any Affiliate of Borrower have owner the Mortgaged Property for less than twelve (12) months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliates, and ending upon the last day of such quarter.

(c)	Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender each of the following:

(i)	an annual statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year;

(ii)	a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year;

(iii)	a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Borrower; and

(iv)	an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(d)	Borrower shall furnish to Lender each of the following:

(i)	in addition to the requirements of Section 14(b), upon Lender’s request prior to a Securitization, and thereafter upon Lender’s reasonable request, in each case within twenty-five (25) days after the end of each month, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower’s operation of the Mortgaged Property;

(ii)	upon Lender’s request prior to a Securitization, and thereafter upon Lender’s reasonable request, in each case within ten (10) days after such request, a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each (unless Borrower or any Controlling Entity is a publicly-traded entity in which case such statement of ownership shall not be required), and if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all Managers who are not members;

(iii)	copies of all tax returns filed by Borrower, within thirty (30) days after the date of filing; and

(iv)	such other financial information or property management information (including, without limitation, information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time.

(e)	At any time upon Lender’s request, Borrower shall furnish to Lender a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender. However, Lender shall not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.

(f)	A natural person having authority to bind Borrower (or the SPE Equity Owner or guarantor, as applicable) shall certify each of the statements, schedules and reports required by Sections 14(b) through 14(e) and 14(h) to be complete and accurate. Each of the statements, schedules and reports required by Sections 14(b) through 14(e) and 14(h) shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Section 14(b), 14(c) and Section 14(d)(i) and (iv) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(g)	If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 14(b) through 14(e) and 14(h), Lender shall give Borrower Notice specifying the statements, schedules and reports required by Section 14(b) through 14(e) and 14(h) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12. Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(h)	Borrower shall cause each guarantor and, at Lender’s request, any SPE Equity Owner, to provide to Lender (i) within ninety (90) days after the close of such party’s fiscal year, such party’s balance sheet and profit and loss statement (or if such party is a natural person, within ninety (90) days after the close of each calendar year, such party’s personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete; and (ii) such additional financial information (including, without limitation, copies of state and federal tax returns with respect to any SPE Equity Owner but Lender shall only require copies of such tax returns with respect to each guarantor if an Event of Default has occurred and is continuing) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender.

(i)	If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(j)	Borrower authorizes Lender to obtain a credit report on Borrower at any time.

15.	TAXES; OPERATING EXPENSES.

(a)	Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)	Subject to the provisions of Section 15(c), Borrower shall (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay insurance premiums at least 30 days prior to the expiration date of each policy of insurance, unless applicable law specifies some lesser period.

(c)	If Lender is collecting Imposition Deposits, to the extent that Lender holds sufficient Imposition Deposits for the purpose of paying a specific Imposition, then Borrower shall not be obligated to pay such Imposition, so long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or (iii) Borrower has failed to provide Lender with bills and premium notices as provided above.

(d)	Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender.

(e)	Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall furnish to Lender, on or before the date this Instrument requires such Impositions to be paid, receipts evidencing that such payments were made.

16.	LIENS; ENCUMBRANCES. Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a “Lien”) on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a “Transfer” which constitutes an Event of Default and subjects Borrower to personal liability under the Note.

17.	PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.

(a)	Borrower shall not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)	Borrower shall not abandon the Mortgaged Property.

(c)	Borrower shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair; however, Borrower shall not be obligated to perform such restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available insurance proceeds and/or condemnation awards to the payment of Indebtedness pursuant to Section 19(h)(ii) through (viii), or pursuant to Section 20(d)(ii) through (viii).

(d)	Borrower shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality.

(e)	Borrower shall provide for professional management of the Mortgaged Property by the Property Manager or by a residential rental property manager satisfactory to Lender at all times under a property management agreement approved by Lender in writing. Borrower shall not surrender, terminate, cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the management or operation of the Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent shall not be unreasonably withheld.; If at any time Lender consents to the appointment of a new property manager, such new property manager and Borrower shall, as a condition of Lender’s consent, execute an assignment of management agreement in a form acceptable to Lender. If any such replacement property manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower shall deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to any Rating Agencies then providing ongoing ratings with respect to any Securitization (unless waived by such Rating Agencies) with regard to nonconsolidation.

(f)	Borrower shall give Notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) in connection with the replacement of tangible Personalty, (ii) if Borrower is a cooperative housing corporation or association, to the extent permitted with respect to individual dwelling units under the form of proprietary lease or occupancy agreement and (iii) repairs and replacements in connection with making an individual unit ready for a new occupant.

(g)	Unless otherwise waived by Lender in writing, Borrower must have or must establish and must adhere to the MMP. If the Borrower is required to have an MMP, the Borrower must keep all MMP documentation at the Mortgaged Property or at the management agent’s office and available for the Lender or the Loan Servicer to review during any annual assessment or other inspection of the Mortgaged Property that is required by Lender.

(h)	If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full Borrower shall not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of the Borrower, including, without limitation, all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

18.	ENVIRONMENTAL HAZARDS.

(a)	Except for matters described in Section 18(b), Borrower shall not cause or permit any of the following:

(i)	the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property;

(ii)	the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

(iii)	any occurrence or condition on the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

(iv)	any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property; or

(v)	any violation or noncompliance with the terms of any O&M Program as defined in Subsection (d).

The matters described in clauses (i) through (v) above, except as otherwise provided in Section 18(b), are referred to collectively in this Section 18 as “Prohibited Activities or Conditions.”

(b)

Prohibited Activities or Conditions shall not include lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

(c)	Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(d)	As required by Lender, Borrower shall also have established a written operations and maintenance program with respect to certain Hazardous Materials. Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 18 must be approved by Lender and shall be referred to herein as an “O&M Program.” Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Mortgaged Property to comply with each O&M Program. Borrower shall pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out of pocket costs incurred in connection with the monitoring and review of each O&M Program and Borrower’s performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

(e)	Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Instrument):

(i)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property;

(ii)	to the best of Borrower’s knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property;

(iii)	the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

(iv)	to the best of Borrower’s knowledge after reasonable and diligent inquiry, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

(v)	to the best of Borrower’s knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(vi)	there are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and

(vii)	Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property.

(f)	Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition;

(ii)	Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, management agent, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property; or

(iii)	Borrower’s breach of any of its obligations under this Section 18.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

(g)	Borrower shall pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12. As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender shall make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results to any third party of any Environmental Inspections made by or for Lender, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Environmental Inspections made by or for Lender.

(h)

If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower shall, by the earlier of (i) the applicable deadline required by Hazardous Materials Law or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

(i)	Borrower shall comply with all Hazardous Materials Laws applicable to the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower shall (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits; (ii) cooperate with any inquiry by any Governmental Authority; and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(j)	Borrower shall indemnify, hold harmless and defend (i) Lender, including any custodian, trustee and any other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	any breach of any representation or warranty of Borrower in this Section 18;

(ii)	any failure by Borrower to perform any of its obligations under this Section 18;

(iii)	the existence or alleged existence of any Prohibited Activity or Condition;

(iv)	the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements; and

(v)	the actual or alleged violation of any Hazardous Materials Law.

(k)

Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of

Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in its discretion, Lender shall permit Borrower to undertake the actions referenced in this Section 18 in accordance with this Section 18(k) and Section 18(l) so long as Lender approves such action, which approval shall not be unreasonably withheld or delayed. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(l)	Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect Lender, as determined by Lender in its discretion.

(m)	Borrower’s obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

(i)	any amendment or modification of any Loan Document;

(ii)	any extensions of time for performance required by any Loan Document;

(iii)	any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness;

(iv)	the accuracy or inaccuracy of any representations and warranties made by Borrower under this Instrument or any other Loan Document;

(v)	the release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document;

(vi)	the release or substitution in whole or in part of any security for the Indebtedness; and

(vii)	Lender’s failure to properly perfect any lien or security interest given as security for the Indebtedness.

(n)	Borrower shall, at its own cost and expense, do all of the following:

(i)	pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

(ii)	reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

(iii)	reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 18, or in monitoring and participating in any legal or administrative proceeding.

(o)	The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, the obligation of those Persons to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower shall have no obligation to indemnify the Indemnitees under this Section 18 after the date of the release of record of the lien of this Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

19.	PROPERTY AND LIABILITY INSURANCE.

(a)	At all times during the term hereof, Borrower shall maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance:

(i)

Insurance against any peril included within the classification “All Risks of Physical Loss” with extended coverage in amounts at all times sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Mortgaged Property. The policy referred to in this Section 19 shall contain a replacement cost endorsement and a waiver of depreciation. As used in this Instrument, “full insurable value” means the actual replacement cost of the Improvements and Personalty (without taking into account any depreciation), determined annually by an insurer or by Borrower or, at the request of Lender, by an insurance broker (subject to Lender’s reasonable approval). In all cases where any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses under applicable legal requirements of any Governmental Authority, the policy referred to in this Section 19 must include “Ordinance and Law Coverage,” with “Time Element,” “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, in the amount of coverage required by Lender;

(ii)	Commercial general liability insurance, including contractual injury, bodily injury, broad form death and property damage liability against any and all claims, including all legal liability to the extent insurable imposed upon Borrower and all Attorneys’ Fees and Costs, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence, plus umbrella or excess liability coverage with minimum limits in the aggregate and per occurrence of $1,000,000 for Improvements that have 1 to 3 stories and an additional $2,000,000 in coverage for each additional story with maximum required coverage of $10,000,000, plus motor vehicle liability coverage for all owned and non-owned vehicles (including, without limitation, rented and leased vehicles) containing minimum limits per occurrence, including umbrella coverage, of $1,000,000;

(iii)	Statutory workers’ compensation insurance;

(iv)	Business interruption including loss of rental value insurance for the Mortgaged Property in an amount equal to not less than twelve (12) months’ estimated gross Rents attributable to the Mortgaged Property and based on gross Rents for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty with a 90 day extended period of indemnity (but a minimum of eighteen (18) months’ estimated gross Rents attributable to the Mortgaged Property and based on gross Rents for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty with a 90 day extended period of indemnity when (A) the Improvements have 5 or more stories or (B) at all times during which the Indebtedness is equal to or greater than $50,000,000);

(v)

If any portion of the Improvements are located within a federally designated flood hazard zone, flood insurance in an amount equal to the full insurable value of the portion of such Improvements within such flood hazard zone. Such coverage may need to be purchased through excess carriers if the required coverage exceeds the maximum insurance allowed under the federal flood insurance program;

(vi)	Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Mortgaged Property, in such amounts as Lender may from time to time reasonably require and which are customarily required by institutional lenders with respect to similar properties similarly situated;

(vii)	The insurance required under clauses (i) and (iv) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (i) and (iv) above at all times during the term of the Loan evidenced by the Note;

(viii)	During any period of Restoration, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender; and

(ix)	Such other insurance with respect to the Improvements and Personalty located on the Property against loss or damage as required by Lender (including, without limitation, liquor/dramshop, Mold, hurricane, windstorm and earthquake insurance) provided such insurance is of the kind for risks from time to time customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property or which Lender may deem necessary in its reasonable discretion; provided, however, if Lender requires earthquake insurance, the amount of coverage must be equal to 150% of the probable maximum loss for the Mortgaged Property but Lender shall not require earthquake insurance if the probable maximum loss for the Mortgaged Property is less than 20%. In the event any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional insurance is necessary or prudent, Borrower shall pay for all such documentation at its sole cost and expense.

All insurance required pursuant to Subsections (i) and Subsections (iv) through (ix) shall be referred to as “Hazard Insurance”.

(b)	All premiums on insurance policies required under Section 19(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of Hazard Insurance must include a non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender. All policies for general liability insurance must contain a standard additional insured provision, in favor of, and in a form approved by Lender. Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original), and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least 30 days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender evidence acceptable to Lender that the policy has been renewed. If Borrower has not delivered a legible copy of each renewal policy (or a duplicate original) prior to the expiration date of any insurance policy, Borrower shall deliver a legible copy of each renewal policy (or a duplicate original), in a form satisfactory to Lender, no later than the earlier of (i) the date that is 60 days after the expiration date of the original policy, or (ii) the date of any notice to Lender under Subsection (f) below.

(c)	Borrower will maintain the insurance coverage described in this Section 19 with companies acceptable to Lender and with a rated claims paying ability of at least (i) “A-” or its equivalent by Fitch, Inc., (ii) “A-” or its equivalent by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (iii) “A3” or its equivalent by Moody’s Investors Service, Inc. or (iv) “A” for financial strength and “VIII” for financial size, or their equivalents, by A.M. Best Company. All insurers providing insurance required by this Instrument must be authorized to issue insurance in the Property Jurisdiction.

(d)	All insurance policies and renewals of insurance policies required by this Section 19 shall be for such periods as Lender may from time to time require.

(e)	Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

(f)

In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, to hold the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action. Lender may, at Lender’s option, (i) require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the “Restoration”), or (ii) require an “actual cash value” settlement in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to require a repair or replacement settlement and apply insurance proceeds to Restoration, Lender shall apply the proceeds in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily properties.

(g)	Notwithstanding any provision to the contrary in this Section 19, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing,

(i)	in the event of a casualty resulting in damage to the Mortgaged Property which will cost $142,500.00 or less to repair, the Borrower shall have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of the Lender so long as the insurance proceeds are used solely for the Restoration of the Mortgaged Property; and

(ii)	in the event of a casualty resulting in damage to the Mortgaged Property which will cost more than $142,500.00 but less than $570,000.00 to repair, the Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender shall hold the applicable insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and shall not apply such proceeds to the payment of sums due under this Instrument.

(h)	Lender will have the right to exercise its option to apply insurance proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

(i)	an Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing;

(ii)	Lender determines, in its discretion, that there will not be sufficient funds from insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration;

(iii)	Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and Loan repayment obligations relating to the Mortgaged Property;

(iv)	Lender determines, in its discretion, that the Restoration will not be completed by the earlier of (A) at least one year before the Maturity Date (or six months before the Maturity Date if Lender determines in its discretion that re-leasing of the Mortgaged Property will be completed within such six-month period) or (B) the expiration of the business interruption coverage;

(v)	Lender determines that the Restoration will not be completed within one year after the date of the loss or casualty;

(vi)	the casualty involved an actual or constructive loss of more than 30% of the fair market value of the Mortgaged Property, and rendered untenantable more than 30% of the residential units of the Mortgaged Property;

(vii)	after Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to such casualty (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of such casualty); or

(viii)	during and after the completion of the Restoration less than 35% of the Leases covering the residential units of the Mortgaged Property will remain in full force and effect.

(i)	If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(j)	Unless Lender otherwise agrees in writing, any application of any insurance proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.

(k)	Borrower agrees to execute such further evidence of assignment of any insurance proceeds as Lender may require.

20.	CONDEMNATION.

(a)

Borrower shall promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a “Condemnation”). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)	Lender may hold such awards or proceeds and apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

(c)	Notwithstanding any provision to the contrary in this Section 20, but subject to Section 20(e) below, in the event of a partial Condemnation of the Mortgaged Property, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing, in the event of a partial Condemnation resulting in proceeds or awards in the amount of less than $100,000, the Borrower shall have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of the Lender so long as the proceeds or awards are used solely for the Restoration of the Mortgaged Property.

(d)	In the event of a partial Condemnation of the Mortgaged Property resulting in proceeds or awards in the amount of $100,000 or more and subject to Section 20(e) below, Lender will have the right to exercise its option to apply Condemnation proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

(i)	an Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing;

(ii)	Lender determines, in its discretion, that there will not be sufficient funds from Condemnation proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration;

(iii)	Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and Loan repayment obligations relating to the Mortgaged Property;

(iv)	Lender determines, in its discretion, that the Restoration will not be completed at least one year before the Maturity Date (or six months before the Maturity Date if Lender determines in its discretion that re-leasing of the Mortgaged Property will be completed within such six-month period);

(v)	Lender determines that the Restoration will not be completed within one year after the date of the Condemnation;

(vi)	the Condemnation involved an actual or constructive loss of more than 15% of the fair market value of the Mortgaged Property, and rendered untenantable more than 25% of the residential units of the Mortgaged Property;

(vii)	after Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to the Condemnation (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of the Condemnation); or

(viii)	during and after the completion of the Restoration less than 35% of the Leases covering the residential units of the Mortgaged Property will remain in full force and effect.

(e)

Notwithstanding anything to the contrary set forth in this Instrument, including this Section 20, during any period that the Loan or any portion of the Loan is included in a Securitization, if any portion of the Mortgaged Property is released from the lien of the Loan in connection with a Condemnation and if the ratio of (i) the unpaid principal balance of the Loan to (ii) the value of the remaining Mortgaged Property, as determined by Lender in its sole discretion based on a commercially reasonable valuation method, is greater than 125% immediately after such release and before any restoration or repair of the Mortgaged Property

(but taking into account any planned restoration or repair of the Mortgaged Property as if such planned restoration or repair were completed), the principal balance of the Loan must be paid down by the least of the following amounts: (i) the net proceeds or awards from such Condemnation, (ii) the fair market value of the released portion of the Mortgaged Property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as determined by Lender in its sole discretion) does not increase after the release, unless Lender shall have received an opinion of counsel, satisfactory to Lender, that a different application of such net proceeds or awards will not cause such Securitization to fail to maintain its status as a REMIC as a result of such release and application.

(f)	If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any Condemnation proceeds and awards prior to such sale or acquisition.

(g)	Borrower agrees to execute such further evidence of assignment of any Condemnation proceeds as Lender may require.

21.	TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER. [RIGHT TO UNLIMITED TRANSFERS — WITH LENDER APPROVAL]. Notwithstanding anything to the contrary in this Section 21, no Transfer will be permitted under this Section 21 unless the provisions of Section 33 are satisfied.

(a)	“Transfer” means

(i)	a sale, assignment, transfer or other disposition or divestment of any interest therein (whether voluntary, involuntary or by operation of law);

(ii)	the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law);

(iii)	the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock;

(iv)	the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or Manager in a limited liability company; or

(v)	the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

For purposes of defining the term “Transfer,” the term “partnership” shall mean a general partnership, a limited partnership, and a joint venture, and the term “partner” shall mean a general partner, a limited partner and a joint venturer.

(b)	“Transfer” does not include

(i)	a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument,

(ii)	the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or

(iii)	a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c)	The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 21(e) to the contrary:

(i)	a Transfer to which Lender has consented;

(ii)	a Transfer that occurs in accordance with Section 21(d);

(iii)	the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

(iv)	a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(v)	the creation of a mechanic’s, materialman’s, or judgment lien against the Mortgaged Property, which is released of record or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation; provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated with such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienor must act to enforce the lien) within which to obtain such release of record or consummate such other remedy;

(vi)	if Borrower is a housing cooperative corporation or association, the Transfer of the shares in the housing cooperative or the assignment of the occupancy agreements or leases relating thereto by tenant shareholders of the housing cooperative or association to other tenant shareholders;

(vii)

any Transfer of an interest in Borrower or any interest in a Controlling Entity (which, if such Controlling Entity were Borrower, would result in an Event of Default) listed in (A) through (E) below (a “Preapproved

Intrafamily Transfer”), under the terms and conditions listed as items (1) through (9) below:

(A)	a sale or transfer to one or more of the transferor’s immediate family members;

(B)	a sale or transfer to any trust having as its sole beneficiaries the transferor and/or one or more of the transferor’s immediate family members;

(C)	a sale or transfer from a trust to any one or more of its beneficiaries who are immediate family members of the transferor;

(D)	the substitution or replacement of the trustee of any trust with a trustee who is an immediate family member of the transferor; or

(E)	a sale or transfer to an entity owned and Controlled by the transferor or the transferor’s immediate family members.

(1)	Borrower shall provide Lender with prior written Notice of the proposed Preapproved Intrafamily Transfer, which Notice must be accompanied by a non-refundable review fee in the amount of $5,000.

(2)	For the purposes of these Preapproved Intrafamily Transfers, a transferor’s immediate family members will be deemed to include a spouse, parent, child, stepchild, grandchild or step-grandchild of such transferor.

(3)	Either directly or indirectly, Charles M. Thompson shall retain at all times a Controlling Interest in the Borrower and manage the day-to-day operations of the Borrower.

(4)	At the time of the proposed Preapproved Intrafamily Transfer, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(5)	Lender shall be entitled to collect all costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs.

(6)	Lender shall not be entitled to collect a transfer fee as a result of these Preapproved Intrafamily Transfers.

(7)	In the event of a Transfer prohibited by or requiring Lender’s approval under this Section 21, this Section (c)(vii) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s), as a condition of Lender’s consent.

(8)	If a nonconsolidation opinion was delivered at origination of the Loan and if, after giving effect to all Preapproved Intrafamily Transfers and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or indirect interest in Borrower as of the origination of the Loan, an opinion of counsel for Borrower, in form and substance satisfactory to Lender and to any Rating Agencies then providing ongoing ratings with respect to any Securitization, with regard to nonconsolidation.

(9)	Confirmation acceptable to Lender that Section 33 continues to be satisfied;

(viii)	if a Controlling Entity is a publicly held real estate investment trust or a fund, the public issuance of common stock, convertible debt, equity or other similar securities (“Securities”) and the subsequent Transfer of such Securities; provided that no Securities holder may acquire an ownership percentage of 10% or more unless otherwise approved by Lender; and

(ix)	a Supplemental Mortgage that complies with Section 43 or Defeasance that complies with Section 44.

(d)	The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument:

(i)	a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person to one or more members of the immediate family of such natural person or to a trust or family conservatorship established for the benefit of such immediate family member or members, provided that:

(A)	The Property Manager (or a replacement property manager approved by Lender), if applicable, continues to be responsible for the management of the Mortgaged Property, and such Transfer shall not result in a change in the day-to-day operations of the Mortgaged Property;

(B)	those persons responsible for the management and control of Borrower remain unchanged as a result of such Transfer, or any replacement management is approved by Lender;

(C)	Lender receives confirmation acceptable to Lender that Section 33 continues to be satisfied;

(D)	each guarantor executes such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each guaranty and indemnity agreement, or in the event of the death of any guarantor, the Borrower causes (1) one or more natural persons or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender, without any cost or expense to Lender or (2) the estate of the deceased guarantor to ratify immediately the guaranty and within 6 months after the date of the death of the deceased guarantor one or more Persons acceptable to Lender in Lender’s discretion must execute and deliver to Lender a guaranty in a form acceptable to Lender and in the same form as the guaranty executed on the date of this Instrument, without any cost or expense to Lender;

(E)	Borrower shall give Lender Notice of such Transfer together with copies of all documents effecting such Transfer not more than thirty (30) calendar days after the date of such Transfer, and contemporaneously therewith, shall (1) reaffirm the warranties and representations under Section 10 and Section 48 of this Instrument and (2) satisfy Lender, in its discretion, that such Transferee’s organization, credit and experience in the management of similar properties are deemed to be appropriate to the overall structure and documentation of the existing financing;

(F)	such legal opinions from Transferee’s counsel as Lender deems necessary, including an opinion that the Transferee and any SPE Equity Owner is in compliance with Section 33 of this Instrument, a nonconsolidation opinion (if a nonconsolidation opinion was delivered at origination of the Loan and if required by Lender), an opinion that the ratification of the Loan Documents and guaranty, if applicable, has been duly authorized, executed, and delivered and that the ratification documents and guaranty, if applicable, are enforceable as the obligation of the Transferee; and

(G)	Borrower shall pay or reimburse Lender for all costs and expenses incurred by Lender in connection with such Transfer (including all Attorneys’ Fees and Costs); and

(ii)	the grant of an easement, if

(A)	before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property;

(B)	Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request; and

(C)	if the Note is held by a REMIC trust and if required by Lender, an opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that

(1)	the grant of such easement has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time),

(2)	the qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of such grant, and

(3)	the REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of such grant.

(e)	The occurrence of any of the following Transfers shall constitute an Event of Default under this Instrument:

(i)	a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

(ii)	if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than 50% of all limited partnership interests in Borrower;

(iii)	if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than 50% of all the membership interests in Borrower or (B) a Transfer that results in a change of Manager;

(iv)

if Borrower is a corporation (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than 50% of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more

Transfers by a single transferor within a 12-month period affecting an aggregate of 10% or more of that stock; and

(v)	a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 21(e)(i) through (iv) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

(f)	Lender shall consent, without any adjustment to the rate at which the Indebtedness secured by this Instrument bears interest or to any other economic terms of the Indebtedness set forth in the Note, to a Transfer that would otherwise violate this Section 21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:

(i)	the submission to Lender of all information required by Lender to make the determination required by this Section 21(f);

(ii)	the absence of any Event of Default;

(iii)	the transferee (the “Transferee”) meets Lender’s eligibility, credit, management and other standards satisfactory to Lender in its sole discretion;

(iv)	the Transferee’s organization, credit and experience in the management of similar properties are deemed by the Lender, in its discretion, to be appropriate to the overall structure and documentation of the existing financing;

(v)	the Mortgaged Property will be managed by a property manager meeting the requirements of Section 17(e);

(vi)	the Mortgaged Property, at the time of the proposed Transfer, meets all standards as to its physical condition, occupancy, net operating income and the collection of reserves satisfactory to Lender in its sole discretion;

(vii)

in the case of a Transfer of all or any part of the Mortgaged Property, (A) the execution by the Transferee of Lender’s then-standard assumption agreement that, among other things, requires the Transferee to perform all obligations of Borrower set forth in the Note, this Instrument and any other Loan Documents, and may require that the Transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived or modified by Lender, (B) if Lender requires, the Transferee causes one or more natural persons or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender, and (C) the Transferee executes such additional Collateral Agreements as Lender may require;

(viii)	in the case of a Transfer of any interest in a Controlling Entity, if a guaranty has been executed and delivered in connection with the Note, this Instrument or any of the other Loan Documents, the Borrower causes one or more natural persons or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender;

(ix)	if a Supplemental Mortgage is outstanding, the Borrower obtains the consent of the lender for the Supplemental Mortgage;

(x)	Lender’s receipt of all of the following:

(A)	a review fee in the amount of $5,000.00;

(B)	a transfer fee in an amount equal to 1% of the unpaid principal balance of the Indebtedness immediately before the applicable Transfer; and

(C)	the amount of Lender’s out of pocket costs (including reasonable Attorneys’ Fees and Costs) incurred in reviewing the Transfer request and any fees charged by the Rating Agencies;

(xi)	evidence satisfactory to Lender that the Transferee and any SPE Equity Owner of such Transferee meet the requirements of Section 33; and

(xii)	such legal opinions from Transferee’s counsel as Lender deems necessary, including an opinion that the Transferee and any SPE Equity Owner is in compliance with Section 33 of this Instrument, a nonconsolidation opinion (if a nonconsolidation opinion was delivered at origination of the Loan and if required by Lender), an opinion that the assignment and assumption of the Loan Documents has been duly authorized, executed, and delivered and that the assignment documents and the Loan Documents are enforceable as the obligation of the Transferee.

(g)	The occurrence of any of the Transfers set forth in the Rider(s) attached to this Instrument, if any, shall not constitute an Event of Default under this Instrument if all of the conditions set forth in such Rider(s) are met. All such Riders providing for Transfers shall be deemed a part of this Section 21(g) and, if more than one, shall be deemed sequentially numbered subsections hereof.

22.	EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

(a)	any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

(b)	any failure by Borrower to maintain the insurance coverage required by Section 19;

(c)	any failure by Borrower or any SPE Equity Owner to comply with the provisions of Section 33 or if any of the assumptions contained in any nonconsolidation opinions delivered to Lender at any time is or shall become untrue in any material respect;

(d)	fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers, any SPE Equity Owner or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, Rent Schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e)	any failure by Borrower to comply with the provisions of Section 20;

(f)	any Event of Default under Section 21;

(g)	the commencement of a forfeiture action or proceeding, whether civil or criminal, which could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property;

(h)	any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (g)), as and when required, which continues for a period of 30 days after Notice of such failure by Lender to Borrower. However, if Borrower’s failure to perform its obligations as described in this Section 22(h) is of the nature that it cannot be cured within the 30 day grace period but reasonably could be cured within 90 days, then Borrower shall have additional time as determined by Lender in its discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the 30-day grace period and diligently pursues the cure of such default. However, no such Notice or grace periods shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

(i)	any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

(j)	any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(k)	if (i) Borrower or any SPE Equity Owner shall commence any case, Proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower or any SPE Equity Owner any case, Proceeding, or other action of a nature referred to in clause (i) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower or any SPE Equity Owner any case, Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order by a court of competent jurisdiction for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower or any SPE Equity Owner shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; and

(l)	any representations and warranties by Borrower or any SPE Equity Owner in this Instrument that are false or misleading in any material respect.

23.	REMEDIES CUMULATIVE; REMEDIES OF BORROWER. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Instrument or the other Loan Documents, Lender has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

24.	FORBEARANCE.

(a)	Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

(b)	Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

25.	LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

26.	WAIVER OF STATUTE OF LIMITATIONS, OFFSETS, AND COUNTERCLAIMS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

27.	WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

28.	FURTHER ASSURANCES; LENDER’S EXPENSES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents. Borrower acknowledges and agrees that, in connection with each request by Borrower under this Instrument or any Loan Document, Borrower shall pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower hereunder shall be deemed a part of the Indebtedness, shall be secured by this Instrument and shall bear interest at the Default Rate if not fully paid within ten (10) days of written demand for payment.

29.

ESTOPPEL CERTIFICATE. Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the

Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

30.	GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

(a)	This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the “Property Jurisdiction”).

(b)	Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 30 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

31.	NOTICE.

(a)	All Notices, demands and other communications (“Notice”) under or concerning this Instrument shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b)	Any party to this Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 31. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given shall be given in accordance with this Section 31.

32.	SALE OF NOTE; CHANGE IN SERVICER; LOAN SERVICING. The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the Loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender shall govern.

33.	SINGLE PURPOSE ENTITY.

(a)	Until the Indebtedness is paid in full, each Borrower and SPE Equity Owner shall remain a Single Purpose Entity.

(b)	A “Single Purpose Entity” means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter:

(i)	shall not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto;

(ii)	shall not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and shall conduct and operate its business as presently conducted and operated;

(iii)	shall preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and shall do all things necessary to observe organizational formalities;

(iv)	shall not merge or consolidate with any other Person;

(v)	shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted hereunder; issue additional partnership, membership or other equity interests, as applicable; or seek to accomplish any of the foregoing;

(vi)	shall not, without the prior unanimous written consent of all of the Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of managers of the Borrower or the SPE Equity Owner: (A) file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Borrower or any SPE Equity Owner be adjudicated bankrupt or insolvent, (B) institute proceedings under any applicable insolvency law, (C) seek any relief under any law relating to relief from debts or the protection of debtors, (D) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower or any SPE Equity Owner, (E) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower or any SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency, (F) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Borrower or a substantial part of its property or for any SPE Equity Owner or a substantial part of its property, (G) make any assignment for the benefit of creditors of the Borrower or any SPE Equity Owner, (H) admit in writing the Borrower’s or any SPE Equity Owner’s inability to pay its debts generally as they become due, or (I) take action in furtherance of any of the foregoing;

(vii)	shall not amend or restate its organizational documents if such change would modify the requirements set forth in this Section 33;

(viii)	shall not own any subsidiary or make any investment in, any other Person;

(ix)	shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

(x)	shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than, (A) the Indebtedness (and any further indebtedness as described in Section 43 with regard to Supplemental Mortgages) and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred;

(xi)

shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xii)	except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, shall only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or any guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;

(xiii)	shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiv)	shall not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person;

(xv)	shall not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(xvi)	shall file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

(xvii)	shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

(xviii)	shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets as the same shall become due;

(xix)	shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space) and use separate stationery, invoices and checks bearing its own name;

(xx)	shall pay (or cause the Property Manager to pay on behalf of the Borrower from the Borrower’s funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(xxi)	shall not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable;

(xxii)	except as contemplated or permitted by the property management agreement with respect to the Property Manager, shall not permit any Affiliate or constituent party independent access to its bank accounts;

(xxiii)	shall maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds;

(xxiv)	if such entity is a single member limited liability company, such entity shall (A) be formed and organized under Delaware law, (B) have either (1) one springing member that is a corporation whose stock is 100% owned by the sole member of Borrower and that satisfies the requirements for a corporate springing member set forth below in this Subsection or (2) two springing members who are natural persons and (C) otherwise comply with all Rating Agencies criteria for single member limited liability companies (including, without limitation, the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to any Rating Agencies then providing ongoing ratings with respect to any Securitization). If the springing member is a corporation, such springing member shall at all times comply, and will cause Borrower to comply, with each of the representations, warranties and covenants contained in this Section 33 as if such representation, warranty or covenant were made directly by such corporation. If there is more than one springing member, only one springing member shall be the sole member of Borrower at any one time, and the second springing member shall become the sole member only upon the first springing member ceasing to be a member, so that at all times Borrower has one and only one member;

(xxv)

if such entity is a single member limited liability company that is board-managed, such entity shall have a board of managers separate from that of guarantor and any other Person and shall cause its board of managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities; and

(xxvi)	if a SPE Equity Owner is required pursuant to Section 1(jjjj) of this Instrument, if the Borrower is (A) a limited liability company with more than one member, then the Borrower has and shall have at least one (1) member that is an SPE Equity Owner that has satisfied and shall satisfy the requirements of Section 33(c) below and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and shall satisfy the requirements of Section 33(c) below.

(c)	With respect to each SPE Equity Owner, if applicable, a “Single Purpose Entity” means a corporation or a Delaware single member limited liability company which, at all times since its formation and thereafter complies in its own right (subject to the modifications set forth below), and shall cause Borrower to comply, with each of the requirements contained in Section 33(b). Upon the withdrawal or the disassociation of an SPE Equity Owner from Borrower, Borrower shall immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or disassociated SPE Equity Owner, and deliver a new nonconsolidation opinion to any Rating Agencies then providing ongoing ratings with respect to any Securitization and Lender in form and substance satisfactory to Lender and to such Rating Agencies (unless the opinion is waived by such Rating Agencies), with regard to nonconsolidation by a bankruptcy court of the assets of each of the Borrower and SPE Equity Owner with those of its Affiliates.

(i)	With respect to Sections 33(b)(i) and 33(b)(x) the SPE Equity Owner shall not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of the Borrower and owning at least a 0.5% equity interest in Borrower;

(ii)	With respect to Section 33(b)(ii), the SPE Equity Owner has not and shall not acquire or own any assets other than its equity interest in the Borrower and personal property related thereto;

(iii)	With respect to Section 33(b)(viii), the SPE Equity Owner shall not own any subsidiary or make any investment in any other Person, except for Borrower;

(iv)

With respect to Section 33(b)(xiv), the SPE Equity Owner shall not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except for in its capacity as general partner of the Borrower (if applicable); and

(v)	With respect to Section 33(b)(x), the SPE Equity Owner has not and shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning the Borrower provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within sixty (60) days of the date incurred and (B) except in its capacity as general partner of the Borrower (if applicable).

(d)	[INTENTIONALLY DELETED]

(e)	Notwithstanding anything to the contrary in this Instrument, no Transfer will be permitted under Sections 21(c), (d), (e) or (f) unless the provisions of this Section 33 are satisfied at all times.

34.	SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.

35.	JOINT AND SEVERAL LIABILITY. If more than one Person signs this Instrument as Borrower, the obligations of such Persons shall be joint and several.

36.	RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

(a)	The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

(b)	No creditor of any party to this Instrument and no other Person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (a “Servicing Arrangement”) between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

37.

SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, any or some or all of the Modifications to Instrument set forth in Exhibit B (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

38.	CONSTRUCTION. The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term “including” means “including, but not limited to.”

39.	DISSEMINATION OF INFORMATION. Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any SPE Equity Owner or any guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization or syndication of participation interests, including, without limitation, a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

40.	NO CHANGE IN FACTS OR CIRCUMSTANCES. Borrower warrants that (a) all information in the application for the Loan submitted to Lender (the “Loan Application”) and in all financial statements, Rent Schedules, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects; and (b) there has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

41.

SUBROGATION. If, and to the extent that, the proceeds of the Loan evidenced by the Note, or subsequent advances under Section 12, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances shall be deemed to have been advanced by

Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

42.	[INTENTIONALLY DELETED]

43.	SUPPLEMENTAL FINANCING.

(a)	This Section shall apply only if at the time of any application referred to below, the Federal Home Loan Mortgage Corporation (“Freddie Mac”) has in effect a product described in its Multifamily Seller/Servicer Guide under which it purchases supplemental mortgages on multifamily properties that meet specified criteria (a “Supplemental Mortgage Product”).

(b)	After the first anniversary of the date of this Instrument (the “First Mortgage”), Freddie Mac will consider an application from an originating lender that is generally approved by Freddie Mac to sell mortgages to Freddie Mac under the Supplemental Mortgage Product (an “Approved Seller/Servicer”) for the purchase by Freddie Mac of a proposed indebtedness of Borrower to the Approved Seller/Servicer to be secured by one or more supplemental mortgages on the Mortgaged Property (such indebtedness and supplemental mortgages being referred to together as a “Supplemental Mortgage”). Freddie Mac will purchase each Supplemental Mortgage secured by the Mortgaged Property if the following conditions are satisfied:

(i)	At the time of the proposed Supplemental Mortgage, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default;

(ii)	Borrower, the Mortgaged Property and the proposed Supplemental Mortgage must be acceptable to Freddie Mac under its then-current Supplemental Mortgage Product;

(iii)	New loan documents must be entered into to reflect each Supplemental Mortgage, such documents to be acceptable to Freddie Mac in its sole discretion;

(iv)

Each Supplemental Mortgage will not cause the combined debt service coverage ratio of the Mortgaged Property after each Supplemental Mortgage to be less than 1.25:1, subject to increase in accordance with Freddie Mac’s then-current policies (“Required DSCR”), as determined by Freddie Mac. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of (A) the annual net operating income from the operations of the Mortgaged Property at the time of the proposed Supplemental Mortgage to

(B) the aggregate of the annual principal and interest payable on (I) the Indebtedness under this Instrument (using a 30-year amortization schedule), (II) any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property (using a 30-year amortization schedule for any Supplemental Mortgages) and (III) the proposed “Indebtedness” for any Supplemental Mortgage (using a 30-year amortization schedule). The annual net operating income of the Mortgaged Property will be as determined by Freddie Mac in its sole discretion considering factors such as income in place at the time of the proposed Supplemental Mortgage and income during the preceding twelve (12) months, and actual, historical and anticipated operating expenses. Freddie Mac shall determine the combined debt service coverage ratio of the Mortgaged Property based on its underwriting. Borrower shall provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations;

(v)	Each Supplemental Mortgage will not cause the combined loan to value ratio of the Mortgaged Property after each Supplemental Mortgage to exceed seventy-seven percent (77%), subject to decrease in accordance with Freddie Mac’s then-current policies (“Required LTV”), as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Property, the ratio, expressed as a percentage, of (A) the aggregate outstanding principal balances of (I) the Indebtedness under this Instrument, (II) any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property and (III) the proposed “Indebtedness” for any Supplemental Mortgage, to (B) the value of the Mortgaged Property. Freddie Mac shall determine the combined loan to value ratio of the Mortgaged Property based on its underwriting. Borrower shall provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Property in order to assist Freddie Mac in making the determinations hereunder. If Freddie Mac requires an appraisal, then the value of the Mortgaged Property that will be used to determine whether the Required LTV has been met shall be the lesser of (A) the appraised value set forth in such appraisal or (B) the value of the Mortgaged Property as determined by Freddie Mac;

(vi)	The Borrower’s organizational documents are amended to permit the Borrower to incur additional debt in the form of Supplemental Mortgages (Lender shall consent to such amendment(s));

(vii)	One or more natural persons or entities acceptable to Freddie Mac executes and delivers to the Approved Seller/Servicer a guaranty in a form acceptable to Freddie Mac with respect to the exceptions to non-recourse liability described in Freddie Mac’s form promissory note, unless Freddie Mac has elected to waive its requirement for a guaranty;

(viii)	The loan term of each Supplemental Mortgage shall be coterminous with the First Mortgage or longer than the First Mortgage, including any “Extension Period” described in the Note secured by the First Mortgage, at Freddie Mac’s discretion;

(ix)	The Prepayment Premium Period (as defined in the Note) of each Supplemental Mortgage shall be coterminous with the Prepayment Premium Period or the combined Lockout Period and Defeasance Period (all, as defined in the Note), as applicable, of the First Mortgage;

(x)	The interest rate of each Supplemental Mortgage will be determined by Freddie Mac in its sole and absolute discretion;

(xi)	The Lender enters into an intercreditor agreement (“Intercreditor Agreement”) acceptable to Freddie Mac and to Lender for each Supplemental Mortgage;

(xii)	Borrower’s payment of fees and other expenses charged by Lender, Freddie Mac, the Approved Seller/Servicer, and the Rating Agencies (including reasonable Attorneys’ Fees and Costs) in connection with reviewing and originating each Supplemental Mortgage;

(xiii)	Notwithstanding anything to the contrary in Section 7 of this Instrument, Borrower shall make deposits under this First Mortgage for the payment of any Impositions, so long as a Supplemental Mortgage is outstanding, and such deposits shall be credited to the payment of such Impositions under any Supplemental Mortgage; and

(xiv)	All other requirements of the Supplemental Mortgage Product must be met, unless Freddie Mac has elected to waive one or more of its requirements.

(c)	No later than 5 Business Days after Lender’s receipt of a written request from Borrower, Lender shall provide the following information to an Approved Seller/Servicer upon Borrower’s written request. Lender shall only be obligated to provide this information in connection with Borrower’s request for a Supplemental Mortgage from an Approved Seller/Servicer; provided, however, if Freddie Mac is the owner of the Note, Lender shall not be obligated to provide such information:

(i)	the then-current outstanding principal balance of the First Mortgage;

(ii)	payment history of the First Mortgage;

(iii)	whether taxes, insurance, ground rents, replacement reserves, repair escrows, or other escrows are being collected on the First Mortgage and the amount of each such escrow as of the date of the request;

(iv)	whether any repairs, capital replacements or improvements or rental achievement or burn-off guaranty requirements are existing or outstanding under the terms of the First Mortgage;

(v)	a copy of the most recent inspection report for the Mortgaged Property;

(vi)	whether any modifications or amendments have been made to the Loan Documents for the First Mortgage since origination of the First Mortgage and, if applicable, a copy of such modifications and amendments; and

(vii)	whether to Lender’s knowledge any Event of Default exists under the First Mortgage.

(d)	Lender shall have no obligation to consent to any mortgage or lien on the Mortgaged Property that secures any indebtedness other than the Indebtedness, except as set forth herein.

(e)	If a Supplemental Mortgage is made to Borrower, Borrower agrees that the terms of the Intercreditor Agreement shall govern with respect to any distributions of excess proceeds by Lender to the Approved Seller/Servicer, Freddie Mac or their successors and/or assigns (collectively, the “Junior Lender”), and Borrower agrees that Lender may distribute any excess proceeds received by Lender pursuant to the Loan Documents to Junior Lender pursuant to the Intercreditor Agreement.

44.	DEFEASANCE (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date). This Section 44 shall apply in the event the Note is assigned to a REMIC trust prior to the Cut-off Date, and, subject to Section 44(a) and (c) below, Borrower shall have the right to defease the Loan in whole (“Defeasance”) and obtain the release of the Mortgaged Property from the lien of this Instrument upon the satisfaction of the following conditions:

(a)	Borrower shall not have the right to obtain Defeasance at any of the following times:

(i)	if the Loan is not assigned to a REMIC trust;

(ii)	during the Lockout Period (as defined in the Note);

(iii)	after the expiration of the Defeasance Period (as defined in the Note); or

(iv)	after Lender has accelerated the maturity of the unpaid principal balance of, accrued interest on, and other amounts payable under, the Note pursuant to Section 6 of the Note.

(b)	Borrower shall give Lender Notice (the “Defeasance Notice”) specifying a Business Day (the “Defeasance Closing Date”) on which Borrower desires to close the Defeasance. The Defeasance Closing Date specified by Borrower may not be more than 60 calendar days, nor less than 30 calendar days, after the date on which the Defeasance Notice is received by Lender. Lender will acknowledge receipt of the Defeasance Notice and will state in such receipt whether Lender will designate the Successor Borrower or will permit Borrower to designate the Successor Borrower.

(c)	The Defeasance Notice must be accompanied by a $10,000 non-refundable fee (the “Defeasance Fee”). If Lender does not receive the Defeasance Fee, then Borrower’s right to obtain Defeasance pursuant to that Defeasance Notice shall terminate.

(d)	(i)	If Borrower timely pays the Defeasance Fee, but Borrower fails to perform its other obligations hereunder, Lender shall have the right to retain the Defeasance Fee as liquidated damages for Borrower’s default and, except as provided in Section 44(d)(ii), Borrower shall be released from all further obligations under this Section 44. Borrower acknowledges that Lender will incur financing costs in arranging and preparing for the release of the Mortgaged Property from the lien of this Instrument in reliance on the executed Defeasance Notice. Borrower agrees that the Defeasance Fee represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Instrument, of the damages Lender will incur by reason of Borrower’s default.

(ii)	In the event that the Defeasance is not consummated on the Defeasance Closing Date for any reason, Borrower agrees to reimburse Lender for all third party costs and expenses (other than financing costs covered by Section 44(d)(i) above) incurred by Lender in reliance on the executed Defeasance Notice, within 5 Business Days after Borrower receives a written demand for payment, accompanied by a statement, in reasonable detail, of Lender’s third party costs and expenses.

(iii)	All payments required to be made by Borrower to Lender pursuant to this Section 44 shall be made by wire transfer of immediately available funds to the account(s) designated by Lender in its acknowledgement of the Defeasance Notice.

(e)	No Event of Default has occurred and is continuing.

(f)	The documents required to be delivered to Lender on or prior to the Defeasance Closing Date are:

(i)	an opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that Lender has a valid and perfected lien and security interest of first priority in the Defeasance Collateral and the proceeds thereof;

(ii)	an opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that the Pledge Agreement is duly authorized, executed, delivered and enforceable against Borrower in accordance with the respective terms;

(iii)	unless waived by Lender or unless Lender designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender, to the effect that the Transfer and Assumption Agreement is duly authorized, executed, delivered and enforceable against Successor Borrower in accordance with the respective terms;

(iv)	unless waived by Lender or unless Lender designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender, to the effect that the Successor Borrower has been validly created;

(v)	if Borrower designates the Successor Borrower, an opinion of counsel for Successor Borrower, in form and substance satisfactory to Lender and to any Rating Agencies then providing ongoing ratings with respect to any Securitization, with regard to nonconsolidation of the assets of the Successor Borrower with those of its Affiliates by a bankruptcy court;

(vi)	unless waived by Lender, an opinion of counsel for Borrower, in form and substance satisfactory to Lender, to the effect that:

(A)	if, as of the Defeasance Closing Date, the Note is held by a REMIC trust, (1) the Defeasance has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time), (2) the qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance, and (3) the REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of the Defeasance, and

(B)	the Defeasance will not result in a “sale or exchange” of the Note within the meaning of Section 1001(c) of the Tax Code and the temporary and final regulations promulgated thereunder;

(vii)	unless waived by Lender, a written certificate from an independent certified public accounting firm (reasonably acceptable to Lender), confirming that the Defeasance Collateral will generate cash sufficient to make all Scheduled Debt Payments as they fall due under the Note, including full payment due on the Note on the Maturity Date;

(viii)	Lender’s form of a pledge and security agreement (“Pledge Agreement”) and financing statements which pledge and create a first priority security interest in the Defeasance Collateral in favor of Lender;

(ix)	Lender’s form of a transfer and assumption agreement (“Transfer and Assumption Agreement”), whereupon Borrower and any guarantor (in each case, subject to satisfaction of all requirements hereunder) shall be relieved from liability in connection with the Loan (other than any liability under Section 18 of this Instrument for events that occur prior to the Defeasance Closing Date, whether discovered before or after the Defeasance Closing Date) and Successor Borrower shall assume all remaining obligations;

(x)	Forms of all documents necessary to release the Mortgaged Property from the liens created by this Instrument and related UCC financing statements (collectively, “Release Instruments”), each in appropriate form required by the state in which the Property is located; and

(xi)	such other opinions, certificates, documents or instruments as Lender may reasonably request.

(g)	Borrower shall deliver to Lender on or prior to the Defeasance Closing Date:

(i)	The Defeasance Collateral which meets all requirements of Section 44(g)(ii) below and is owned by Borrower, free and clear of all liens and claims of third-parties;

(ii)

The Defeasance Collateral must be in an amount to provide for (A) redemption payments to occur prior, but as close as possible, to all successive Installment Due Dates occurring under the Note after the Defeasance Closing Date and (B) deliver redemption proceeds at least equal to the amount of principal and interest due on the Note on each Installment Due Date including full payment due on the Note on the Maturity Date (“Scheduled Debt Payments”). The Defeasance Collateral shall be arranged such that redemption payments received from the Defeasance Collateral are paid directly to Lender to be applied on account of the Scheduled Debt Payments. Unless otherwise agreed in writing by Lender, the pledge of the Defeasance Collateral shall be effectuated through the book-entry facilities of a qualified securities intermediary designated by Lender in conformity with all applicable laws; and

(iii)	All accrued and unpaid interest and all other sums due under the Note, this Instrument and under the other Loan Documents, including, without limitation, all amounts due under Section 44(i) below, up to the Defeasance Closing Date shall be paid in full on or prior to the Defeasance Closing Date.

(h)	If Lender permits Borrower to designate the Successor Borrower, then Borrower shall, at Borrower’s expense, designate or establish an accommodation borrower (“Successor Borrower”) satisfactory to Lender (or Lender, at its option, may designate the Successor Borrower) which satisfies Lender’s then current requirements for a “Single Purpose Entity” to assume at the time of Defeasance ownership of the Defeasance Collateral and liability for all of Borrower’s obligations under the Pledge Agreement and the Loan Documents (to the extent that liability thereunder survives release of this Instrument). Borrower shall pay to Successor Borrower a fee of $1,000.00 as consideration of Successor Borrower’s assumption of Borrower’s obligations under the Loan Documents. Notwithstanding any contrary provision hereunder, no Transfer fee is payable to Lender upon a Transfer of the Loan in accordance with this Section.

(i)	Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with the Defeasance in full on or prior to the Defeasance Closing Date, which payment is required prior to Lender’s issuance of the Release Instruments and whether or not Defeasance is completed. Such expenses include, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with the Defeasance (including, without limitation, reasonable Attorneys’ Fees and Costs for the review and preparation of the Pledge Agreement and of the other materials described herein and any related documentation, and any servicing fees, Rating Agencies’ fees or other costs related to the Defeasance); reasonable Attorneys’ Fees and Costs; and a processing fee to cover Lender’s administrative costs to process Borrower’s Defeasance request. Lender reserves the right to require that Borrower post a deposit to cover costs which Lender reasonably anticipates will be incurred.

45.	INTENTIONALLY DELETED.

46.

LENDER’S RIGHTS TO SELL OR SECURITIZE. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part thereof), sell or subcontract the servicing rights related to the Loan, securitize the Loan or include the Loan as part of a trust. Borrower, at its expense, agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including, without limitation, executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee, providing any updated financial information with appropriate verification through auditors letters, delivering revised organizational documents and counsel opinions satisfactory to the Rating Agencies, executed amendments to the Loan Documents, and review information contained in a preliminary or final private placement memorandum, prospectus, prospectus supplements or other Disclosure Document, and providing a mortgagor estoppel certificate and such other information about Borrower, any SPE Equity Owner, any guarantor, any Property Manager or the Mortgaged Property as Lender may require for Lender’s offering materials.

47.	SECURITIZATION INDEMNIFICATION.

(a)	Borrower and each guarantor agree, in connection with each Disclosure Document, to provide an indemnification certificate, as set forth below, indemnifying Lender, any Issuer Person, the Issuer Group and/or the Underwriter Group (as those terms are defined below; each an “Indemnified Party” and collectively the “Indemnified Parties”) for any losses to which any Indemnified Party may become subject under the conditions set forth below.

(b)	The indemnification certificate will provide that

(i)	Borrower and each guarantor have carefully examined those sections of the Disclosure Documents relating to the following:

(A)	Borrower, any SPE Equity Owner, any guarantor, any Property Manager, their respective Affiliates, the Loan and the Mortgaged Property (the “Borrower Information”); and

(B)	the sections entitled “Special Considerations,” and/or “Risk Factors,” and “Certain Legal Aspects of the Mortgage Loan,” or similar sections but only to the extent such sections specifically refer to the Borrower Information (the “Borrower Information Sections”).

(ii)	To the best of such indemnitor’s knowledge, with regard to the Borrower Information, the Borrower Information Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, any indemnification certificate may expressly exclude any information contained in third party reports prepared by parties that are not Affiliates of Borrower or any guarantor (“Third Party Information”), and the obligations and liability of Borrower and any guarantor pursuant to this Section shall not extend to the Third Party Information.

(c)	Borrower’s and each guarantor’s agreement to indemnify the Indemnified Parties for any losses to which any Indemnified Party may become subject will extend only to such losses that arise out of or are based upon any untrue statement of any material fact contained in the Borrower Information or the Borrower Information Sections of the Disclosure Documents or arise out of or are based upon the omission to state in the Borrower Information or the Borrower Information Sections of the Disclosure Documents a material fact required to be stated in such sections necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading (collectively, “Securities Liabilities”).

(d)	Borrower and each guarantor agrees to reimburse any Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in investigating or defending the Securities Liabilities.

(e)	The indemnitors will be liable under clauses (b), (c) and (d) above only to the extent that such Securities Liabilities arise out of, or are based upon, any such untrue statement or omission made in the Disclosure Documents in reliance upon, and in conformity with, Borrower Information furnished to any Indemnified Party by or on behalf of Borrower or a guarantor in connection with the preparation of the Disclosure Documents or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower, any SPE Equity Owner or any guarantor, and operating statements and rent rolls with respect to the Mortgaged Property.

(f)	This indemnity is in addition to any liability which Borrower may otherwise have and shall be effective whether or not an indemnification certificate described above is provided and shall be applicable based on information previously provided by or on behalf of Borrower or a guarantor if the indemnification certificate is not provided.

(g)	For purposes of this Section:

(i)	The term “Lender” shall include its officers and directors.

(ii)	An “Issuer Person” shall include:

(A)	any Affiliate of Lender that has filed the registration statement, if any, relating to the Securitization; and

(B)	any Affiliate of Lender which is acting as issuer, depositor, sponsor and/or in a similar capacity with respect to the Securitization.

(iii)	The “Issuer Group” shall include:

(A)	each director and officer of any Issuer Person; and

(B)	each entity that Controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

(iv)	The “Underwriter Group” shall include:

(A)	each entity which is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization;

(B)	each of its directors and officers;

(C)	each entity that Controls any such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization; and

(D)	the directors and officers of such entity described in Subsection (iv)(C) above.

48.	WARRANTIES OF BORROWER. Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

(a)	The representations, warranties and covenants contained in this Instrument survive for as long as any Indebtedness remains outstanding.

(b)	None of the items shown in the Schedule of Title Exceptions will materially or adversely affect (i) the ability of the Borrower to pay the Loan in full, (ii) the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, except as set forth in Section 11 of this Instrument, (iii) the operation of the Mortgaged Property or (iv) the value of the Mortgaged Property.

(c)	Borrower is not an “investment company”, or a company Controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(d)	Borrower is not an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(e)	Borrower will give prompt written Notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower’s knowledge, threatened (in writing) against Borrower which might have a Material Adverse Effect as defined below.

(f)	There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened (in writing) against or affecting Borrower (and, if Borrower is a limited partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower) or the Mortgaged Property which, if adversely determined, would have a material adverse effect on (i) the Mortgaged Property, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, (iii) the enforceability, validity, perfection or priority of the lien of any Loan Document, or (iv) the ability of Borrower to perform any obligations under any Loan Document (collectively, a “Material Adverse Effect”).

(g)	With regard to ERISA:

(i)	Borrower shall not engage in any transaction which would cause an obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Instrument or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(ii)	Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Instrument, as requested by Lender in its sole discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2), as amended from time to time or any successor provision;

(B)	Less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, as amended from time to time or any successor provision; or

(C)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), as amended from time to time or any successor provision, or within the meaning of 29 C.F.R. Section 2510.3-101(e) as an investment company registered under the Investment Company Act of 1940.

(iii)	BORROWER SHALL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST, DAMAGE AND EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER’S SOLE DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF DEFAULT UNDER THIS SECTION 48. THIS INDEMNITY SHALL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THIS INSTRUMENT.

49.	COOPERATION WITH RATING AGENCIES AND INVESTORS. Borrower covenants and agrees that in the event Lender decides to include the Loan as an asset of a Secondary Market Transaction, Borrower shall (a) at Lender’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Mortgaged Property, and (b) permit Lender or its representatives to provide related information to the Rating Agencies and/or investors, and (c) cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

[SECTIONS 50 THROUGH 59 ARE RESERVED]

60. ACCELERATION; FORECLOSURE; CONFESSION OF JUDGMENT. At any time during the existence of an Event of Default, Lender, at Lender’s option, may accelerate the maturity of and declare the Indebtedness to be immediately due and payable, and may cause the Mortgaged Property and UCC Collateral to be immediately seized and sold, in whole, in part, or separately, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Borrower or placing Borrower in default, all of which are expressly waived. For purposes of foreclosure under the Louisiana executory process procedures, Borrower confesses judgment and acknowledges to be indebted to and in favor of Lender up to the full amount of the Indebtedness, including principal, interest, prepayment premiums, late charges, default interest, costs, expenses, collection attorneys’ fees, and any additional sums that Lender may advance as provided under this Instrument. To the extent permitted under applicable Louisiana law, Borrower additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b)the demand and three (3) days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other articles not specifically mentioned above. Borrower agrees that Lender shall have all of the additional enforcement rights and remedies of a secured party under the Louisiana Commercial Laws (Louisiana Revised Statutes, Title 10) and under the Uniform Commercial Code of any applicable state with respect to the UCC Collateral wherever located. Borrower further agrees that any declarations of fact made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of Louisiana Revised Statutes, Title 9, Sections 3509.1 and 3504(b)(6), and Title 10, Section 9-508.

61. RELEASE. Upon payment of the Indebtedness in full, Borrower may request Lender in writing to provide Borrower with the Note marked “Canceled,” or alternatively, at Lender’s option, with a certificate sufficient to permit Borrower to cancel this Instrument from the public records. Borrower agrees that Lender may delay providing the foregoing to Borrower for up to 30 days following receipt of Borrower’s written request. If Borrower requests Lender to perform the necessary services to cancel this Instrument from the public records, Borrower agrees to pay Lender’s reasonable costs incurred in connection with such cancellation.

62. WAIVER OF HOMESTEAD. Borrower and Borrower’s spouse, if any, waive all homestead and other exemptions from seizure with respect to the Mortgaged Property and the UCC Collateral.

63. VENDOR’S LIEN MORTGAGE. If Lender is a savings and loan association, the Note and the other amounts secured by this Instrument shall be secured by a vendor’s lien and privilege on and against the Mortgaged Property pursuant to the provisions of Louisiana Revised Statutes, Title 6, Section 833.

64. ATTORNEYS’ FEES. Whenever referred to in this Instrument, other than in the Section titled Acceleration; Foreclosure; Confession of Judgment above, “attorneys’ fees” shall mean a reasonable fee.

65. MORTGAGE AND CONVEYANCE CERTIFICATES. The production of Mortgage and conveyance certificates is waived by Lender and Borrower, who release me, Notary, from all liability for nonproduction.

66. LATE CHARGE. Borrower shall pay to Lender a late charge of five percent (5%) of any monthly installment of principal and interest as provided in the Note not received by Lender within ten (10) days after that installment is due.

67. KEEPER OF MORTGAGED PROPERTY. Pursuant to the provisions of Louisiana Revised Statutes, Title 9, Section 5136, Borrower and Lender covenant and agree that Lender shall have the right to designate a keeper of the Mortgaged Property at the time any seizure of the Mortgaged Property is effected and that Lender may designate itself or its employees, agents or independent contractors as such keeper. Borrower agrees that the reasonable fees of such a keeper shall be treated as a disbursement made under Section 12 and shall be secured by this Instrument. At no time has or will Borrower occupy the Mortgaged Property, or any portion of the Mortgaged Property, as its home.

68. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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ATTACHED EXHIBITS. The following Exhibits are attached to this Instrument:

☒	Exhibit A	Description of the Land (required).

☒	Exhibit B-1	Modifications to Instrument (Rider to Security Instrument -CME Additional Provisions For Loans Equal To Or Greater than $25,000,000)

☒	Exhibit B-2	Modifications to Instrument Modifications to Instrument (Rider to Security Instrument -CME Additional Provisions For Loans Originated on or after July 1, 2011)

(Remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

THUS DONE AND PASSED in my office in the Commonwealth of Massachusetts on the      day of July, 2011, in the presence of the undersigned competent witnesses, who hereunto sign their names with me, Notary, after reading of the whole, to be effective as of the 28th, day of July, 2011.

BORROWER:

WITNESSES:	EVERGREEN AT COURSEY PLACE, LLC,
a Delaware limited liability company

/s/ Vincent S. Durant	By:	Evergreen at Coursey Place, Sole Member,
Vincent S. Durant		LLC, a Georgia limited liability company, its sole member

		By:	ERES Coursey LLC, a Louisiana limited
Liability company, its Operating Member

/s/ James M. Hooper
James M. Hooper		By:	/s/ Charles M. Thompson

Name: Charles M. Thompson
Title: Manager

/s/ George Eugene Moore
George Eugene Moore Notary Public My Commission Expires: February 18, 2016

EXHIBIT A

[DESCRIPTION OF THE LAND]

EXHIBIT B-1

MODIFICATIONS TO INSTRUMENT

RIDER TO SECURITY INSTRUMENT – CME

ADDITIONAL PROVISIONS FOR

LOANS EQUAL TO OR GREATER THAN $25,000,000

(Revised 2-15-2011)

The following modifications are made to the Instrument which precedes this Rider:

1.	The first sentence in Section 19(c) is deleted and replaced with the following:

Borrower will maintain the insurance coverage described in this Section 19 with companies acceptable to Lender and with a claims paying ability of a minimum of any of the following (i) “A-” or its equivalent by Fitch, Inc., (ii) “A-” or its equivalent by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or (iii) “A3” or its equivalent by Moody’s Investors Service, Inc. All insurers providing insurance required by this Instrument must be authorized to issue insurance in the Property Jurisdiction.

2.	The following Section 45 is added as follows:

SPLITTING THE NOTE.

(a)	Lender has the right from time to time to sever the Note into one or more separate promissory notes in such denominations as Lender determines in its sole discretion, which promissory notes may be included in separate sales or Securitizations undertaken by Lender. In conjunction with any such action, Lender may redefine the interest rate and amortization schedule; provided however

(i)	if Lender redefines the interest rate, the weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Fixed Interest Rate (as defined in the Note), and

(ii)	if Lender redefines the amortization schedule, the amortization of the severed promissory notes taken in the aggregate shall require no more amortization to be paid under the Loan than as required under this Instrument and the Note at the time such action was taken by Lender and such redefined amortization shall not result in a change in the amount of the monthly payment due under the Note.

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(b)	Borrower shall only be required to make one payment under such separate promissory notes. Subject to the foregoing, each severed promissory note, and the Loan evidenced thereby, shall be upon all of the terms and provisions contained in this Instrument and the Loan Documents which continue in full force and effect, except that Lender may allocate specific collateral given for the Loan as security for performance of specific promissory notes, in each case with or without cross default provisions.

(c)	Borrower, at Borrower’s expense, agrees to cooperate with all reasonable requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of a severance agreement and such other documents as Lender shall reasonable require.

(d)	Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (which appointment shall be deemed to be coupled with an interest and irrevocable until the Loan is paid and this Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof) to make and execute all documents necessary or desirable to effect the aforesaid severance; provided however, Lender shall not make or execute any such documents under such power until 10 Business Days after Lender has given Borrower Notice of Lender’s intent to exercise its rights under such power.

(e)	Borrower’s failure to deliver any of the documents requested by Lender hereunder for a period of 10 Business Days after such Notice by Lender shall, at Lender’s option, constitute an Event of Default hereunder.

3.	Section 49 of this Instrument is deleted and replaced with the following:

SALE OF NOTE AND SECURITIZATION. At the request of the Lender and, to the extent not already required to be provided by Borrower under this Instrument, Borrower must use reasonable efforts to satisfy the market standards to which the Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transaction of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and this Instrument, including, without limitation, to:

(a)	provide financial and other information with respect to the Mortgaged Property, the Borrower and the Property Manager;

(b)	perform or permit or cause to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports (Phase I’ and, if appropriate, Phase II), engineering reports and other due diligence investigations of the Mortgaged Property, as may be reasonably requested by the Lender or the Rating Agencies or as may be necessary or appropriate in connection with the Secondary Market Transaction;

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(c)	make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Mortgaged Property, Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the Lender or by the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents (collectively, the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and to the Rating Agencies;

(d)	at Borrower’s expense, cause its counsel to render opinions, which may be relied upon by the Lender, the Rating Agencies and their respective counsel, agents and representatives, as to nonconsolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Mortgaged Property and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to the Lender and to the Rating Agencies;

(e)	execute such amendments to the Loan Documents and organizational documents, establish and fund the Replacement Reserve Fund (as defined in the Replacement Reserve Agreement), if any, and complete any Repairs (as defined in the Repair Agreement), if any, as may be requested by the Lender or by the Rating Agencies or otherwise to effect the Secondary Market Transaction; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan; and

(f)	pay all reasonable third party costs and expenses incurred by Lender in connection with Borrower’s complying with requests made under this Section.

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EXHIBIT B-2

RIDER TO SECURITY INSTRUMENT – CME

ADDITIONAL PROVISIONS FOR

LOANS ORIGINATED ON OR AFTER JULY 1, 2011

(Revised 6-30-2011)

The following changes are made to the Instrument which precedes this Rider:

A.	The following definition is deleted from Section 1:

“Restoration”

B.	The following definitions are added to Section 1:

“Aggregate Carrier Exposure” means:

(i)	For each individual carrier providing Hazard Insurance, one of the following:

(A)	The sum of the required building coverage limits and required business income/rental value Insurance if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

(B)	The blanket Insurance or master program limit if such coverage is provided by a Blanket Insurance Policy or master program from a single carrier.

(C)	The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by a Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

(ii)	For each individual carrier providing liability Insurance pursuant to Section 19(a)(ii) or as otherwise required by Lender, one of the following:

(A)	The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

(B)	The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by liability Insurance for multiple properties or a master program from a single carrier.

(C)

The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by an individual policy, liability Insurance policy for multiple properties or a master program with more than one carrier participating with layered

PAGE B-2-1

limits Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

“Blanket Insurance Policy” is defined in Section 19(h).

“HVAC System” is defined in Section 19(a)(v).

“Insurance” means Hazard Insurance, liability insurance and all other insurance that Lender requires Borrower to maintain pursuant to this Instrument.

“Lender’s Discretion” means Lender’s reasonable discretion unless otherwise set forth in this Instrument.

“NFIP” is defined in Section 19(a)(iv).

“Replacement Cost” means the estimated replacement cost of the Improvements, Fixtures, and Personalty (or, when used in reference to a property that is not the Mortgaged Property, all improvements, fixtures, and personalty located on such property), excluding any deduction for depreciation, all as determined annually by Borrower using customary methodology and sources of information acceptable to Lender in Lender’s Discretion. Replacement Cost will not include the cost to reconstruct foundations or site improvements, such as driveways, parking lots, sidewalks, and landscaping.

“Restoration” is defined in Section 19(i).

“SFHA” is defined in Section 19(a)(iv).

“Windstorm Coverage” is defined in Section 19(a)(ix).

C.	Section 19 is deleted in its entirety and replaced with the following:

19.	PROPERTY AND LIABILITY INSURANCE.

(a)	Hazard and Other Insurance. At all times during the term of this Instrument, Borrower will maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following Insurance coverages:

(i)

All-Risks of Physical Loss. Insurance against any peril included within the classification “All Risks of Physical Loss” in amounts not less than the Replacement Cost of the Mortgaged Property. In all cases where any of the Improvements or the use of the Mortgaged Property will at any time constitute legal non-conforming structures or uses under applicable legal requirements of any Governmental Authority, the policy referred to in this Section 19 will include “Ordinance and Law Coverage,” with “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, in the amount of coverage required

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by Lender and will either include a “Time Element” endorsement or the business income/rental value Insurance for the Mortgaged Property will be endorsed to cover income/rent loss arising out of any increased time necessary to repair or rebuild the Mortgaged Property due to the enforcement of any zoning laws.

(ii)	Commercial General Liability. Commercial general liability Insurance on an occurrence-based policy form that insures against legal liability resulting from bodily injury, property damage, personal injury and advertising injury, and includes contractual liability coverage and any and all claims, including all legal liability (to the extent insurable) imposed upon Borrower and all Attorneys’ Fees and Costs arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence; umbrella or excess liability coverage with minimum limits in the aggregate and per occurrence of $1,000,000 in coverage for each story of the Improvements with a maximum required coverage of $8,000,000 (provided, however, that if the Indebtedness is $3,000,000 or less and the Improvements have 3 stories or fewer, then no umbrella or excess liability coverage is required); and if the Borrower owns, leases, hires, rents, borrowers, uses, or has another use on its behalf a vehicle in conjunction with the operation of the Mortgaged Property, vehicle liability Insurance of not less than $1,000,000 per occurrence. The maximum per occurrence deductible or self-insured retention, or combined deductible or self-insured retention, for all coverage required under this Section 19 (a)(ii), will not exceed $35,000.

(iii)	Business Income/Rental Value. Business income/rental value Insurance for the Mortgaged Property in an amount equal to at least the estimated gross Rents attributable to the Mortgaged Property for 12 months (18 months when (A) the Improvements have 5 or more stories, or (B) at all times during which the Indebtedness is equal to or greater than $50,000,000) based on gross Rents for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty; coverage will include a 90-day extended period of indemnity if (X) the Improvements have 5 or more stories, or (Y) the Indebtedness is equal to or greater than $25,000,000. The waiting period for this coverage will not exceed 72 hours.

(iv)	Flood. If any portion of the Improvements is located within an area identified by the Federal Emergency Management Agency (or any successor) as a special flood hazard area (“SFHA”), flood Insurance in an amount equal to the greater of the following:

(A)	The maximum flood Insurance available under the National Flood Insurance Program (“NFIP”) for each building within a SFHA.

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(B)	The sum of the following for each building within a SFHA being insured:

(1)	The Replacement Cost of all areas of the Improvements below grade.

(2)	The Replacement Cost of the bottom two stories (above grade) of the Improvements.

(3)	Any additional coverage dictated by the nature of the Mortgaged Property as determined by Lender in Lender’s Discretion.

Such coverage may be purchased through excess carriers if the required coverage exceeds the maximum Insurance available under the NFIP.

(v)	Boiler and Machinery. If the Mortgaged Property contains a central heating, ventilation and cooling system (“HVAC System”) where steam boilers and/or other pressurized systems are in operation and are regulated by the Property Jurisdiction, Insurance providing coverage for damage to the HVAC System or other portions of the Mortgaged Property, if the damage is the result of an explosion of steam boilers, pressure vessels or similar apparatus now or hereafter installed at the Mortgaged Property, with minimum limits at least equal to the Replacement Cost of the building housing the HVAC System, including the Replacement Cost of the HVAC System.

(vi)	Terrorism. Insurance coverage required under Section 19(a)(i) through (iii) will cover perils of terrorism and acts of terrorism. Such coverage may be provided through one or more separate policies, which will be on terms (including amounts) consistent with those required under Section 19(a)(i) through (iii).

(vii)	Builder’s All Risk. During any period of Restoration, builder’s “All Risk” Insurance (including fire and other perils within the scope of a policy known as a “Causes of Less – Special Form” or “All Risk” policy) in an amount at least equal to 100% of the sum of the contract or contracts and all materials to complete the Restoration (as determined by Lender in Lender’s Discretion).

(viii)	Earthquake. If Lender requires earthquake Insurance, the amount of coverage will be equal to the greater of the following:

(A)	$1,000,000.

(B)	150% of the difference between the following items:

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(1)	The Replacement Cost of the Mortgaged Property multiplied by the probable maximum loss for the Mortgaged Property, as determined by a Site Specific Seismic Report.

(2)	The Replacement Cost of the Mortgaged Property multiplied by the projected loss with a 20% probable maximum loss.

Lender will not require earthquake Insurance if the probable maximum loss for the Mortgaged Property is less than 20%. If any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional Insurance is necessary or prudent, Borrower will pay for all such documentation at its sole cost and expense.

(ix)	Windstorm. If windstorm and/or windstorm related perils and/or “named storms” (“Windstorm Coverage”) are excluded from the “All Risks” policy required under Section 19(a)(i), Borrower will obtain separate coverage for such risks, either through an endorsement or a separate policy. Windstorm Coverage will be written in an amount equal to 100% of the Replacement Cost. Business income/rental value Insurance required under Section 19 (a)(iii) will be in force for all losses covered by Windstorm Coverage.

(x)	Other. Such other Insurance against loss or damage with respect to the Improvements and Personalty located on the Mortgaged Property as required by Lender (including liquor/dramshop and Mold Insurance) provided such Insurance is of the kind for risks from time to time customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property or which Lender may deem necessary in Lender’s Discretion.

All Insurance required pursuant to Section 19(a)(i) and Section 19(a)(iii) through (x) will be referred to as “Hazard Insurance.”

(b)	Deductibles. The Insurance required pursuant to Section 19(a)(i), (v), (vi), (vii) and (ix) will have a per occurrence deductible meeting the following requirements:

(i)	The deductible will not exceed $50,000 if the Replacement Cost of the Mortgaged Property is less than $10,000,000.

(ii)	The deductible will not exceed $75,000 if the Replacement Cost of the Mortgaged Property is equal to or greater than $10,000,000.

(iii)	For Windstorm Coverage the deductible will not exceed 5% of the Replacement Cost if the Mortgaged Property is located (1) in Florida, or (2) within 50 miles of the coast of any East Coast or Gulf Coast state.

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(iv)	For flood Insurance provided under the NFIP, the deductible will comply with the NFIP deductible for the type of improvement insured.

(c)	Payment of Premiums. All Hazard Insurance premiums or premiums for other Insurance required by Lender under Section 19 will be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment.

(d)	Policy Requirements. All policies will be in a form approved by Lender. All policies of Hazard Insurance will include a standard non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender. All policies for general liability Insurance will contain a standard additional insured provision, in favor of, and in a form approved by Lender. If any policy referred to in this Section 19 contains a coinsurance clause, such coinsurance clause will be offset by an agreed amount endorsement in an amount not less than the Replacement Cost. All Insurance policies and renewals of Insurance policies required by this Section 19 will be for such periods as Lender may from time to time require. Unless required otherwise by state law, all policies of Hazard Insurance will provide that the insurer will notify the named mortgagee in writing at least 10 days before the cancelation of the policy for nonpayment of the premium or nonrenewal and at least 30 days before cancelation for any other reason.

(e)	Evidence of Insurance; Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy (or duplicate original), and Borrower will promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Property is continuously covered by the required Insurance policies and will deliver to Lender evidence acceptable to Lender in Lender’s Discretion that the policy has been renewed not less than 15 days prior the expiration date of any Insurance policy. If the evidence of renewal does not include a legible copy of the renewal policy (or duplicate original), Borrower will deliver a legible copy of each renewal policy (or duplicate original) in a form satisfactory to Lender in Lender’s Discretion no later than the earlier of (i) 60 days after the expiration date of the original policy, or (ii) the date of any Notice to Lender under Section 19(i).

(f)	Insurance Company Rating Requirements. Borrower will maintain the Insurance coverage described in this Section 19 with companies acceptable to Lender having the following ratings:

(i)	A rated claims paying ability rating of at least “A-” for financial strength or its equivalent by A.M. Best Company.

(ii)	A financial size rating or its equivalent by A.M. Best Company of at least one of the following:

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(A)	“VII” for companies with an Aggregate Carrier Exposure of $5,000,000 or less.

(B)	“VIII” for companies with an Aggregate Carrier Exposure greater than $5,000,000 and less than or equal to $25,000,000.

(C)	“IX” for companies with an Aggregate Carrier Exposure greater than $25,000,000 and a rated claims paying ability of at least one of the following:

(1)	“A-” or its equivalent by Fitch, Inc.

(2)	“A-” or its equivalent by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(3)	“A3” or its equivalent by Moody’s Investors Service, Inc.

All insurers providing Insurance required by this Instrument will be authorized to issue Insurance in the Property Jurisdiction.

(g)	Compliance With Insurance Requirements. Borrower will comply with all Insurance requirements and will not permit any condition to exist on the Mortgaged Property that would invalidate any part of any Insurance coverage required under this Instrument.

(h)	Blanket Insurance; Master Program. Borrower may provide Insurance coverage described in this Section 19 under a blanket insurance policy or master program which provides one “per occurrence” (per peril) limit of coverage for two or more properties (“Blanket Insurance Policy”) provided that each of the following conditions is met:

(i)	The Blanket Insurance Policy is acceptable to Lender in Lender’s Discretion.

(ii)	The coverages under the Blanket Insurance Policy meet the requirements of this Section 19.

(iii)	Borrower will provide evidence acceptable to Lender in Lender’s Discretion that the per occurrence limit of the Insurance coverages provided by the Blanket Insurance Policy will be no less than the Replacement Cost of the property with the largest replacement cost exposure covered by the Blanket Insurance Policy unless a higher amount is required by Lender in Lender’s Discretion.

(iv)	The maximum per occurrence deductible for the Blanket Insurance Policy providing property damage coverage and/or Windstorm Coverage is as follows:

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Aggregate Replacement Cost of the covered properties	Maximum per occurrence deductible
$5,000,000 or less	$50,000
Greater than $5,000,000 but less than or equal to $7,500,000	$75,000
Greater than $7,500,000	1% of the Replacement Cost of the covered properties (to a maximum of $250,000)

However, if the Blanket Insurance Policy provides Windstorm Coverage and the Mortgaged Property is located (A) in Florida, or (B) within 50 miles of the coast of any East Coast or Gulf Coast state, then the maximum per occurrence deductible for Windstorm Coverage will not exceed 5% of the aggregate Replacement Cost of the covered properties.

(v)	The minimum umbrella or excess liability coverage required if the Blanket Insurance Policy provides commercial general liability Insurance is as follows:

Number of properties covered by the policy	Number of stories in any of the covered properties	Minimum umbrella or excess liability
2 to 3	3 or fewer	$3,000,000
2 to 3	More than 3	$10,000,000
4 to 5	3 or fewer	$5,000,000
4 to 5	More than 3	$12,000,000
6 to 10	3 or fewer	$7,000,000
6 to 10	More than 3	$15,000,000
11 to 19	3 or fewer	$9,000,000
11 to 19	More than 3	$20,000,000
20 or more	3 or fewer	$15,000,000
20 or more	More than 3	$30,000,000

(i)	Obligations Upon Casualty; Proof of Loss.

(i)	In the event of loss, Borrower will give immediate written notice to the Insurance carrier and to Lender.

(ii)	Borrower authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies

Page B-2-8

of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, to hold the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 will require Lender to incur any expense or take any action. Lender may, at Lender’s option, take one of the following actions:

(A)	Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (“Restoration”). If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar multifamily properties.

(B)	Require an “actual cash value” settlement in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due.

(iii)	Subject to Section 19(j), Borrower may take the following actions:

(A)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be $142,500.00 or less, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the Mortgaged Property.

(B)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be more than $142,500.00 but less than $570,000.00, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and will not apply such proceeds to the payment of the Indebtedness.

(j)	Right to Apply Insurance Proceeds to Indebtedness. Lender will have the right to apply Insurance proceeds to the payment of the Indebtedness if Lender determines, in Lender’s Discretion, that any of the following conditions are met:

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(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to reserves and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will not be completed by the earlier of (A) at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period) or (B) the expiration of the business interruption coverage.

(v)	The Restoration will not be completed within one year after the date of the loss or casualty.

(vi)	The casualty involved an actual or constructive loss of more than 30% of the fair market value of the Mortgaged Property, and rendered untenantable more than 30% of the residential units of the Mortgaged Property.

(vii)	After completion of the Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to such casualty (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of such casualty).

(viii)	Leases covering less than 35% of the residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(k)	Succession to Insurance Policies. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Insurance policies and unearned Insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(l)	Payment of Premiums After Application of Insurance Proceeds. Unless Lender otherwise agrees in writing, any application of any Insurance proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or change the amount of such installments.

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(m)	Assignment of Insurance Proceeds. Borrower agrees to execute such further evidence of assignment of any Insurance proceeds as Lender may require.

D.	Loans Equal to or Greater than $25,000,000. If the Rider to Security Instrument (CME) – Additional Provisions for Loans Equal to or Greater than $25,000,000 (the “$25MM Rider”) is attached to the Instrument, then Item 1 of the $25MM Rider is hereby deleted and replaced with the following:

1.	INTENTIONALLY DELETED.

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